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                            ASSET PURCHASE AGREEMENT

                                      AMONG

                           HEMIWEDGE VALVE CORPORATION
                                    as Buyer

                                       and

                    SODERBERG RESEARCH AND DEVELOPMENT, INC.

                                  INPROP, INC.
                                       and

                               JEANNETTE SODERBERG

                                   as Sellers


                                December 2, 2005

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

Article I DEFINITIONS..........................................................1

  Section 1.1        Definitions ..............................................1
  Section 1.2        Usage ....................................................5

Article II SALE AND TRANSFER OF ASSETS; CLOSING................................5

  Section 2.1        Assets To Be Sold ........................................5
  Section 2.2        Consideration ............................................6
  Section 2.3        Additional Consideration .................................6
  Section 2.4        Payment into Escrow Account ..............................6
  Section 2.5        Closing ..................................................6
  Section 2.6        Closing Obligations ......................................6

Article III REPRESENTATIONS AND WARRANTIES OF SELLERS..........................7

  Section 3.1        Organization and Good Standing ...........................7
  Section 3.2        Enforceability; Authority; No Conflict ...................7
  Section 3.3        Title to Assets; Encumbrances ............................8
  Section 3.4        Legal Proceedings; Orders ................................8
  Section 3.5        Intellectual Property Assets .............................8
  Section 3.6        Patents ..................................................9
  Section 3.7        Trademarks ...............................................9
  Section 3.8        Disclosure ..............................................10

Article IV REPRESENTATIONS AND WARRANTIES OF BUYER............................10

  Section 4.1        Organization and Good Standing ..........................10
  Section 4.2        Authority; No Conflict ..................................10
  Section 4.3        Certain Proceedings .....................................10

Article V ADDITIONAL COVENANTS................................................10

  Section 5.1        Consignment Agreement ...................................10
  Section 5.2        Further Assurances ......................................11

Article VI INDEMNIFICATION; REMEDIES..........................................11

  Section 6.1        Survival ................................................11
  Section 6.2        Indemnification and Reimbursement by Sellers ............11
  Section 6.3        Indemnification and Reimbursement by Buyer ..............11
  Section 6.4        Right of Setoff .........................................12
  Section 6.5        Third-Party Claims ......................................12
  Section 6.6        Other Claims ............................................13

Article VII GENERAL PROVISIONS................................................14

  Section 7.1        Expenses ................................................14
  Section 7.2        Notices .................................................14
  Section 7.3        Jurisdiction; Service of Process ........................14
  Section 7.4        Enforcement of Agreement ................................15
  Section 7.5        Waiver; Remedies Cumulative .............................15
  Section 7.6        Entire Agreement and Modification .......................15
  Section 7.7        Assignments, Successors, and No Third-Party Rights.......15
  Section 7.8        Severability ............................................15
  Section 7.9        Construction ............................................15
  Section 7.10       Time of Essence .........................................16
  Section 7.11       Governing Law ...........................................16
  Section 7.12       Execution of Agreement ..................................16
  Section 7.13       Seller Obligations ......................................16


                                    Page i

                             EXHIBITS AND SCHEDULES


Exhibit A ...........Assets
Exhibit B ...........Form of Escrow Agreement
Exhibit C ...........Form of Assignment and Bill of Sale
Exhibit D ...........Form of Promissory Note
Exhibit E ...........Form of Consignment Agreement

Schedule 3.2(c) .....Notices and Consents
Schedule 3.3 ........Permitted Encumbrances
Schedule 3.4(a) .....Legal Proceedings; Orders
Schedule 3.6 ........Patents
Schedule 3.7 ........Trademarks


                                    Page ii

                            ASSET PURCHASE AGREEMENT
                            ------------------------

      This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of December 2, 2005, by and among HEMIWEDGE VALVE CORPORATION, a Texas corporation (the "Buyer"), SODERBERG RESEARCH AND DEVELOPMENT, INC., a Texas corporation ("SRD"), INPROP, INC., a Texas corporation ("Inprop") and JEANNETTE SODERBERG ("Soderberg", and together with SRD, Inprop and Soderberg, each a "Seller" and, collectively, the "Sellers").

                                    RECITALS

      WHEREAS, Sellers are the current owners of the Patents, Trademark and the Website (all as hereinafter defined); and

      WHEREAS, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer, all of the Patents, the Trademark, and the Website; and

      NOW, THEREFORE, IN CONSIDERATION OF the recitals and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 1.1:

      "Additional Consideration" shall have the meaning as set forth in Section 2.3(b).

      "Assets" shall have the meaning set forth in Section 2.1.

      "Assignment  and Bill of Sale"  shall  have the  meaning  as set  forth in
Section 2.6(a)(i).

      "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions, or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

      "Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

      "Business Day" means any day other than (i) Saturday or Sunday or (ii) any other day on which banks in Houston, Texas are permitted or required to be closed.

      "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

      "Buyer Indemnified Persons" shall have the meaning as set forth in Section 6.2.

      "Buyer's Closing Documents" shall have the meaning as set forth in Section 4.2.

      "Closing" shall have the meaning as set forth in Section 2.5.

      "Closing Date" means the date on which the Closing actually takes place.

      "Code" means the Internal Revenue Code of 1986.

      "Consent" means any approval, consent, ratification, waiver, or other authorization.

      "Consignment  Agreement"  shall  have the  meaning as set forth in Section
5.1.

      "Contemplated Transactions" means all of the transactions contemplated by this Agreement.

      "Damages" shall have the meaning as set forth in Section 6.2.

      "Effective Time" means December 2, 2005.

      "Encumbrance" means any charge, claim, contractual interest, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.

      "Equity Payments" shall have the meaning as set forth in Section 2.3(b).

      "Governing Documents" means, with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

      "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any (a) nation, state, county, city, town, borough, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multi-national organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or (f) official of any of the foregoing.

      "Indemnified Person" shall have the meaning as set forth in Section 6.5.

      "Indemnifying Person" shall have the meaning as set forth in Section 6.5.

      "Intellectual Property Assets" means all intellectual property or materials with respect to the Patents, the Trademark and the Website, in which Sellers have a proprietary interest, whether of a tangible or intangible nature, including all computer documents, designs, drawings, backup documentation and references with respect thereto, as well as all claims of Sellers against third parties relating to the Intellectual Property Assets, whether choate or inchoate, known or unknown, contingent or non-contingent.

      "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, code, regulation, statute, or treaty.

      "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

      "Monthly Advances" shall have the meaning as set forth in Section 2.3(a).

      "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

      "Patents" means (a) Expired U.S. Patent No. 4,962,911 (titled HemiWedge Valve), (b) U.S. Patent No. 5,333,834 (titled Valve Driver), (c) U.S. Patent No. 5,507,469 (titled Valve Actuator System for Initial Torque Reduction), and (d) U.S. Patent Application 60/658,548 (filed on March 4, 2005 and titled High-Pressure Hemi-wedge Cartridge Valve).

      "Permitted  Encumbrances"  shall have the  meaning as set forth in Section
3.3.

      "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Promissory Note" shall have the meaning as set forth in Section 2.6(b)(iii).

      "Purchase Price" shall have the meaning as set forth in Section 2.2.

      "Record" means any information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

      "Related Person" means, with respect to a specified Person other than an individual, a Related Person means (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (a) "Control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities and Exchange Act of 1934; and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

      "Representative" means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

      "Seller(s)" shall have the meaning as set forth in the first paragraph of this Agreement.

      "Sellers'  Closing  Documents"  shall  have the  meaning  as set  forth in
Section 3.2.

      "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalty, addition or additional amount thereon, imposed, assessed, collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

      "Third Party" means a Person that is not a party to this Agreement.

      "Third-Party Claim" means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

      "Trademark" means the word mark HEMIWEDGE, Ser. No. 74666375.

      "Website" means the Internet website www.hemiwedge.com.

      Section 1.2 Usage.

            (a) Interpretation. In this Agreement, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender;
      (iv)  reference  to any  agreement,  document  or  instrument  means  such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (viii) "or" is used in the inclusive sense of "and/or"; (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

            (b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

                                   ARTICLE II
                      SALE AND TRANSFER OF ASSETS; CLOSING

      Section 2.1 Assets To Be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of Sellers' right, title and interest in and to all of the Intellectual Property Assets as described in more detail on Exhibit A attached hereto ("Assets").

      Section 2.2 Consideration. The consideration for the Assets (the "Purchase Price") will be (i) One Hundred Thirty-Eight Thousand Five Hundred and No/100 Dollars ($138,500.00) to be deposited by Buyer into the Escrow Account (as defined below) by wire transfer at Closing for the Intellectual Property Assets, and (ii) One Hundred Thousand Dollars and No/100 ($100,000.00) payable in the form of the Promissory Note for the Intellectual Property Assets.

      Section 2.3 Additional Consideration. As additional consideration for the consummation of the Contemplated Transactions, Buyer also agrees to deposit into the Escrow Account:

            (a) Seventy-Two Thousand and No/100 Dollars ($72,000.00) to be paid in the form of a monthly advance in the amount of Three Thousand and No/100 Dollars ($3,000.00) for each month of the twenty-four (24) month period beginning the month immediately following the Closing Date (the "Monthly Advances").

            (b) Three percent (3%) of the net sales proceeds collected from customers from (i) gross revenue received by Buyer from (A) sales by Buyer of valves described and claimed in U.S. Patent No. 5,333,834 and U.S. Patent No. 4,962,911, (B) sales by Buyer of equipment that are described and claimed in U.S. Patent No. 5,507,469, and (C) sales by Buyer of valves that are described and claimed in any patent that issues from U.S. Patent Application 60/658,548 less (ii) those sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation pre-paid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amounts) (the "Equity Payments", and together with the Monthly Advances, the "Additional Consideration"). The payment of the Equity Payments shall begin two (2) years after the Closing Date and continue until the end of the patent life of U.S. Patent No. 5,333,834, which shall expire on March 29, 2013.

The sum total of the Monthly Advances shall be credited against the total amount of Equity Payments to be received by the Sellers.

      Section 2.4 Payment into Escrow Account. The Purchase Price and the Additional Consideration shall be paid to an escrow account established by the Parties hereto, pursuant to the terms and conditions of the Escrow Agreement attached as Exhibit B hereto (the "Escrow Account").

      Section 2.5 Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel at 2040 North Loop 336 West, Suite 123, Conroe, Texas 77304, commencing at 11:30 a.m. Central Standard Time on December 2, 2005, unless Buyer and Sellers otherwise agree. Subject to the provisions of Article VII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article VII.

      Section 2.6 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

            (a) Sellers shall deliver to Buyer:

                  (i) assignments of all of the Intellectual Property Assets (the "Assignment and Bill of Sale"), including separate assignments of each of the Patents and the Trademark, in the form of Exhibit C, each of which is executed by the applicable Seller(s);

                  (ii) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Sellers; and

                  (iii) a certificate of the Secretary of each of SRD and Inprop certifying and attaching all requisite resolutions or actions of such Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of such Seller executing this Agreement and any other document relating to the Contemplated Transactions.

            (b) Buyer shall deliver to Sellers or deposit into the Escrow Account, as applicable:

                  (i) One Hundred Thirty-Eight  Thousand Five Hundred and No/100
            Dollars ($138,500.00) for the Intellectual Property Assets by wire transfer to the Escrow Account;

                  (ii) a  promissory  note  executed  by Buyer  and  payable  to
            Sellers with respect to the Intellectual Property Assets in the principal amount of One Hundred Thousand and No/100 Dollars ($100,000.00) in the form of Exhibit E hereto (the "Promissory Note");

                  (iii) the Assignment and Bill of Sale executed by Buyer; and

                  (iv) a certificate of the Secretary of Buyer.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller represents and warrants, jointly and severally, to Buyer as follows:

      Section 3.1 Organization and Good Standing. Each of SRD and Inprop is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with full corporate power and authority to sell the Assets that it may own.

      Section 3.2 Enforceability; Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Sellers of each agreement to be executed or delivered by Sellers at the Closing (collectively, the "Sellers' Closing Documents"), each of the Sellers' Closing Documents will constitute the legal, valid, and binding obligation of each Seller, enforceable against each of them in accordance with its terms. Each Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers' Closing Documents to which such Seller is party and to perform its obligations under this Agreement and the applicable Sellers' Closing Documents, and such action has been duly authorized by all necessary action by the shareholders and board of directors of SRD and Inprop.

            (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) breach (A) any provision of any of the Governing Documents of either SRD or Inprop, or (B) any resolution adopted by the board of directors or the shareholders of either SRD or Inprop;

                  (ii) breach or give any Governmental  Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Sellers or any of the Assets, may be subject; and

                  (iii) result in the imposition or creation of any  Encumbrance upon or with respect to any of the Assets.

            (c) Except as set forth in Schedule 3.2(c), no Seller is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      Section 3.3 Title to Assets; Encumbrances. Sellers own good and transferable title to all of the Assets free and clear of any Encumbrances other than those described in Schedule 3.3 ("Encumbrances"). Sellers warrant to Buyer that at the time of Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.3 as acceptable to Buyer ("Permitted Encumbrances").

      Section 3.4 Legal Proceedings; Orders. Except as set forth in Schedule 3.4, there is no pending or, to Sellers' Knowledge, threatened Proceeding or Order, (i) by or against Sellers or that otherwise relates to or may affect the Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Sellers, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

      Section 3.5 Intellectual Property Assets. Sellers are the owners in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and Sellers have the right to use without payment to a Third Party all of the Intellectual Property Assets.

      Section 3.6 Patents.

            (a) Schedule 3.6 contains a complete and accurate list and summary description of all Patents.

            (b) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

            (c) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any Third Party.

            (d) None of the Patents has been infringed or, to Sellers' Knowledge, has been challenged or threatened in any way, and none of the products manufactured or sold, nor any process or know-how used, by
      Sellers infringes or is alleged to infringe any patent or other proprietary right of any other Person.

            (e) All products made, used, or sold under the Patents have been marked with the proper patent notice.

      Section 3.7 Trademarks.

            (a)  Schedule   3.7   contains  a  complete  and  accurate   summary
      description of the Trademark.

            (b) The Trademark has been registered with the United States Patent and Trademark Office is currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), is valid and enforceable, and is not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

            (c) The Trademark has not been and is not now involved in any opposition, invalidation, or cancellation Proceeding and, to Sellers' Knowledge, no such action is threatened with respect to the Trademark.

            (d) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

            (e) The Trademark has not been infringed or, to Sellers' Knowledge, has not been challenged or threatened in any way. The Trademark does not infringe or is not alleged to infringe any trade name, trademark, or service mark of any other Person.

            (f) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

      Section 3.8 Disclosure. No representation or warranty or other statement made by Sellers in this Agreement, the certificates delivered pursuant to
Section 2.6(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

      Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as it is now being conducted.

      Section 4.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Bill of Sale, the Consignment Agreement, the Promissory Note and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

            (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to
      (i) any provision of Buyer's Governing Documents; (ii) any resolution adopted by the board of directors or the shareholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject.

            (c) Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      Section 4.3 Certain Proceedings. There are no pending Proceedings that have been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

                                   ARTICLE V
                              ADDITIONAL COVENANTS

      Section 5.1 Consignment Agreement. The Parties agree to execute a Consignment Agreement in the form set forth on Exhibit E (the "Consignment Agreement"), pursuant to which Buyer shall attempt to sell Sellers' remaining inventory of valves that is currently located on Buyer's property.

      Section 5.2 Further Assurances. The Parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

                                   ARTICLE VI
                            INDEMNIFICATION; REMEDIES

      Section 6.1 Survival. All representations, warranties, covenants (including those covenants set forth in Article V), and obligations in this Agreement, the certificates delivered pursuant to Section 2.6, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to
Section 6.6.

      Section 6.2 Indemnification and Reimbursement by Sellers. Each Seller, jointly and severally, will indemnify, hold harmless and release Buyer, and its Representatives, shareholders, subsidiaries, and Related Persons (collectively, the "Buyer Indemnified Persons") from, and will reimburse the Indemnified
Persons for, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

            (a) any Breach of any  representation or warranty made by Sellers in
      (i) this Agreement,  (ii) the certificates  delivered  pursuant to Section
      2.6, (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Sellers pursuant to this Agreement;

            (b) any Breach of any covenant or obligation of Sellers in this Agreement or in any other certificate, document, writing or instrument delivered by Sellers pursuant to this Agreement; or

            (c) any Liability arising out of or relating to the ownership or operation of the Assets prior to the Closing Date.

      Section 6.3 Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Sellers, and will reimburse Sellers, for any Damages arising from or in connection with:

            (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or

            (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement.

      Section 6.4 Right of Setoff. Upon notice to Sellers specifying in reasonable detail the basis therefor, Buyer may setoff any amount to which it may be entitled under this Agreement or the Consignment Agreement against amounts otherwise payable under the Promissory Note. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note. Neither the exercise of nor the failure to exercise such right of setoff or to give a notice of a claim under this Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

      Section 6.5 Third-Party Claims.

            (a) Promptly after receipt by a Person  entitled to indemnity  under
      Section 6.2 and Section 6.3 (to the extent provided in the last sentence of Section 6.3) (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim; provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

            (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 6.5(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such
      Third-Party Claim, the Indemnifying Person shall not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a
      Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification; and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

            (c)  Notwithstanding   the  foregoing,   if  an  Indemnified  Person
      determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

            (d) Notwithstanding the provisions of Section 7.3, Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

            (e) With respect to any Third-Party Claim subject to indemnification under this Article VI: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

            (f) With respect to any Third-Party Claim subject to indemnification under this Article VI, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

      Section 6.6 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

                                  ARTICLE VII
                               GENERAL PROVISIONS

      Section 7.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

      Section 7.2 Notices. All notices, Consents, waivers, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

   If to Buyer:                         If to SRD:

   HemiWedge Valve Corporation.         Soderberg Research and Development, Inc.
   12060 FM 3083                        176 April Cove
   Conroe, Texas  77301                 Montgomery, TX  77356
   Telephone:  (936) 539-9533           Telephone:  (936) 588-2951
   Telefax:  (936) 539-9396             Telefax: (936) 588-2636
   Attn: Larry C. Shumate               Attn:  Frank Haasbeek, President

   If to Inprop:                        If to Soderberg:

   176 April Cove                       176 April Cove
   Montgomery, Texas 77356-8818         Montgomery, Texas 77356-8818
   Telephone: (936) 588-2951            Telephone: (936) 588-2951
   Telefax: (936) 588-2636              Telefax: (936) 588-2636
   Attn: Jeannette Soderberg,           Attn: Jeannette Soderberg
         President

      Section 7.3 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this Section 7.3 may be served on any party anywhere in the world.

      Section 7.4 Enforcement of Agreement. Sellers acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      Section 7.5 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided for in this Agreement or the documents referred to in this Agreement.

      Section 7.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Sellers) and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

      Section 7.7 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 7.7.

      Section 7.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      Section 7.9 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Exhibits" refer to the corresponding Articles, Sections and Exhibits of this Agreement.

      Section 7.10 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      Section 7.11 Governing Law. This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts of laws principles that would require the application of any other law.

      Section 7.12 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      Section 7.13 Seller Obligations. The liability of each Seller hereunder shall be joint and several with each of the other Sellers.


                  [Remainder of Page Left Intentionally Blank.]
                           [Signature Page to Follow.]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


                                BUYER
                                -----

                                HEMIWEDGE VALVE CORPORATION, a Texas corporation


                                By:   /s/ Larry C. Shumate
                                      ------------------------------------------
                                      Larry C. Shumate
                                      President


                                SELLERS
                                -------

                                SODERBERG RESEARCH AND
                                DEVELOPMENT, INC., a Texas corporation


                                By:   /s/ Frank Haasbeek
                                      ------------------------------------------
                                      Frank Haasbeek
                                      President


                                INPROP, INC, a Texas corporation


                                By:   /s/ Jeannette Soderberg
                                      ------------------------------------------
                                      Jeannette Soderberg
                                      President


                                      /s/ Jeannette Soderberg
                                      ------------------------------------------
                                      JEANNETTE SODERBERG



                   Signature Page to Asset Purchase Agreement

                                    EXHIBIT A

                                     ASSETS
                                     ------

1.    Expired U.S. Patent No. 4,962,911 (titled HemiWedge Valve)

2.    U.S. Patent No. 5,333,834 (titled Valve Driver)

3. U.S. Patent No. 5,507,469 (titled Valve Actuator System for Initial Torque Reduction)

4. U.S. Patent Application 60/658,548 (filed on March 4, 2005) (titled High-Pressure Hemi-Wedge Cartridge Valve)

5.    Word mark HEMIWEDGE, Ser. No. 74666375

6.    Website: www.hemiwedge.com


                                   Exhibit A